UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2017

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MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2017 Annual Meeting of Stockholders on June 12, 2017. The following matters were voted on by the Company’s stockholders and received the following votes:
Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2018 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	43,547,074	322,001	26,211	4,626,345
Victor W. Dahir	43,693,700	175,620	25,966	4,626,345
Antonio O. Garza	43,555,598	314,243	25,445	4,626,345
W. Alexander Holmes	43,664,075	204,795	26,416	4,626,345
Seth W. Lawry	33,317,122	10,551,913	26,251	4,626,345
Pamela H. Patsley	42,881,469	985,254	28,563	4,626,345
Michael P. Rafferty	43,709,534	159,451	26,301	4,626,345
Ganesh B. Rao	43,201,172	668,087	26,027	4,626,345
W. Bruce Turner	43,707,873	158,680	28,733	4,626,345
Peggy Vaughan	43,709,310	159,927	26,049	4,626,345

Proposal 2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017.

For	Against	Abstain
48,464,316	31,686	25,629

Proposal 3. The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
40,124,417	3,624,137	146,732	4,626,345

Proposal 4. The Company’s stockholders approved, on an advisory basis, the holding of an advisory vote on executive compensation every three years.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,485,015	118,662	31,138,566	153,043	4,626,345

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	Francis Aaron Henry
Title:	General Counsel and Corporate Secretary
Date: June 15, 2017